UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2018

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (231) 271-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.     Other Events.

 On March 27, 2018, Cadiz Inc. (the "Company") entered into an At Market Issuance Sales Agreement with B. Riley FBR, Inc., under which the Company could issue and sell shares of its common stock having an aggregate offering price of up to $15 million from time to time in an "at the market" offering (the "ATM Offering") through B. Riley FBR acting as its sales agent. As of May 23, 2018, the Company has completed the ATM Offering.  The Company sold 1,159,718 shares of common stock in the ATM Offering for gross proceeds of $15 million and aggregate net proceeds of approximately $14.55 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date: May 23, 2018